Exhibit 3.1
ARTICLES OF INCORPORATION
OF
LIVING CARD COMPANY, INC.
     The undersigned incorporators being natural persons more than eighteen (18) years of age acting as all of the incorporators of the above-named corporation (the “Corporation”) hereby adopt the following articles of incorporation for the Corporation:
ARTICLE I
NAME
     The name of the Corporation shall be:
LIVING CARD COMPANY, INC.
ARTICLE II
PERIOD OF DURATION
     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.
ARTICLE III
PURPOSES AND POWERS
     The purposes for which the Corporation is organized are:
     (a) To manufacture, merchandise, sell, offer for sale, and distribute at wholesale and retail, a specialized line of greeting cards and other related products; and to acquire all such merchandise, supplies, materials, and other articles as shall be necessary or incidental to such business;
     (b) To borrow money and to execute notes and obligations and security contracts therefor, and to lend any monies or funds of the Corporation and to take evidence of indebtedness therefor, and also to negotiate loans.
     (c) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors.
     (d) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or incidental to the powers therein named, or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, either as holders of or interested in any property, or otherwise; with all the powers hereafter conferred by the laws under which this Corporation is organized.

          (e) To conduct any lawful business for which a corporation may be organized under the laws of the State of Nevada.
ARTICLE IV
AUTHORIZED SHARES
     The Corporation is authorized to issue a total of 25,000,000 shares of stock, consisting of 5,000,000 shares of preferred stock, $0.01 par value, and 20,000,000 shares of common stock having a par value of $0.001 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, is as follows:
     (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers preferences and relative participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:
     (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;
     (2) The rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative.
     (3) The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;
     (4) Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash, or other properly and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;
     (5) The rights, if any, of the holders of shares of the series upon voluntary or Involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of the Corporation;
     (6) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

     (7) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the board of directors may determine.
     (b) Common Stock. The Common Stock shall have the following powers, rights, qualifications, limitations, and restrictions:
     (1) After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after the Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the laws of the state of Nevada, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;
     (2) After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and
     (3) Except as may otherwise be required by law or these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend the articles of incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or later or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.
     (c) Other Provisions.
     (1) The board of directors of the Corporation Shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on Such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares SO issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.
     (2) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security of obligation convertible into, or. of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of .any class of the Corporation, whether now or •hereafter authorized, shall, as such holder, have any pre-emptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.
     (3) Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.
ARTICLE V
LIMITATION ON LIABILITY
     A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.
ARTICLE VI
RESIDENT AGENT
     The address of the Corporation’s resident agent and registered office is 1475 Terminal Way, Suite E, town of Reno, county of Washoe, state of Nevada. The name of its initial resident agent in the state of Nevada is Corporate Service Centerise Either the registered office or the resident agent may be changed in the manner provided by law.
ARTICLE VII
AMENDMENTS
     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.
ARTICLE VIII
ADOPTION AND AMENDMENT OF BYLAWS
     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws, the bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.
ARTICLE IX
DIRECTORS
     The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than two nor more than nine directors. The name and address of each person who is to serve as a director until the first annual meeting of stockholders and until his successor is elected and shall qualify is as follows:

Name	Address
John F. Lund	1174 East 2700 South, Suite 16
Salt Lake City, Utah 84106

R. Blair Lund	1174 East 2700 South, Suite 16
Salt Lake City, Utah 84106
ARTICLE X
INCORPORATORS
     The name and mailing address of the incorporator signing these articles of incorporation is as follows:

Name	Address
John F. Lund	1174 East 2700 South, Suite 16
Salt Lake City, Utah 84106
     The undersigned, being the sole incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring that the facts herein are true.
     DATED this 4th day of May, 1998.

/s/ John F. Lund John F. Lund

STATE OF UTAH	}
: ss.
COUNTY OF SALT LAKE	}
     I, Elizabeth Maloy, a notary public, hereby certify that on the 4th day of May,1998, personally appeared before me John F. Lund, being by me first duly sworn, who acknowledged to me that he is the person who signed the foregoing document as the sole incorporator and that the statements contained herein are true.

/s/ Elizabeth Maloy NOTARY PUBLIC
[SEAL]
CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT
     IN THE MATTER OF LIVING CARD COMPANY, CORPORATE SERVICE CENTER, INC, hereby certifies that on the 7 day of May, 1998, it accepted appointment as resident agent of the above-entitled corporation in accordance with the Nevada Revised Statute.
     Furthermore, the principal office in this state is located at 1475 Terminal Way, Suite E, town of Reno, county of Washoe, state of Nevada.
     IN WITNESS WHEREOF, the undersigned, acting as V. P. and being duly authorized, has hereunto set his hand this 7 day of May, 1998.

CORPORATE SERVICE CENTER, Resident Agent
By	/s/ [ILLEGIBLE] V. P.
V. P.

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
LIVING CARD COMPANY, INC.
a Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390Revised Statutes)
     1. The name of the corporation is Living Card Company, Inc.
     2. The articles have been amended as follows:
Article I of the Articles of Incorporation has been repealed in its entirety and the following Article I has been substituted in its place as if the same had been included in the original Articles of Incorporation.
ARTICLE I.
NAME
     The name of the Corporation is Integrated Technology Group.
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 6,000,000 shares of the 8,000,000 shares outstanding.
4. Signatures (Required):

/s/ John F. Lund	/s/ R. Blair Lund

John F. Lund President	R. Blair Lund, Secretary

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)
ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 — After Issuance of Stock)
1. Name of corporation:
INTEGRATED TECHNOLOGY GROUP (C10678-1998)
2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE I. The Name of the Corporation shall be NIGHT ENERGY CORP.
ARTICLE IV: The Corporation is authorized to issue a total of 120,000,000 shares of stock, consisting of 20,000,000 shares of A preferred stock, $0.0001 par value, and 100,000,000 shares of common stock having a par value of $0.0001 per share.
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by provisions of the * articles of incorporation have voted in favor of the amendment is: 3,300,000
4. Effective date of filing (optional): 5/9/06
(must not be later than 80 days after the certificate is filed)
5. Officer Signature (required):/s/ [ILLEGIBLE]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	[ILLEGIBLE]
[ILLEGIBLE]

[SEAL]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299
	(775) 684 5708 Website: secretaryofstate.biz	Entity # C10678-1998 Document Number: 20060328541-21

	Certificate of Correction (PURSUANT TO NRS 73, 72A, 80, 81, 82, 84, 85, 87, 88, 88A and 92A)	Date Filed: 5/24/2006 10:00:55 AM In the office of /s/ Dean Heller

Dean Heller Secretary of state
ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Correction
(PURSUANT TO NRS 73, 72A, 80, 81, 82, 84, 85, 87, 88, 88A and 92A)
1.The name of the entity for which correction is being made:
NIGHT ENERGY CORP
2. Description of the original document for which correction is being made:
Certificate of Amendment
3. Filling date of the original document for which correction is being made: 5-12-06
4. Description of the inaccuracy or defect.
Article 1. The Name of the corporation shall be Night Energy Corp.
5. Correction of the Inaccuracy or defect.
Article 1.The Name of the corporation shall be KNIGHT ENERGY CORP.
6. Signature:

/s/ [ILLEGIBLE] Authorized Signature	officer Title	5-24-06 Date
*If entity is a Corporation, it must be signed by an Officer & stock has been issued OR an Incorporator of Director if stock has not been issued a Limited-Liability Company by a manager or managing member a Limited Partnership or Limited Liability-Limited Partnership, by a General Partner, a Limited-Liability Partnership, by a Managing partner, a Business Trust, by a Trustee.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

The form must be accompanied by appropriate fees.	[ILLEGIBLE]
[ILLEGIBLE]